As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MANPOWER INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State of Incorporation)	(I.R.S. Employer Identification No.)

5301 North Ironwood Road
Milwaukee, Wisconsin	53217
(Address of Principal Executive Offices)	(Zip Code)

________________________________________

1990 EMPLOYEE STOCK PURCHASE PLAN

________________________________________

Michael J. Van Handel

Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth C. Hunt

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

CALCULATION  OF REGISTRATION  FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to	Offering	Aggregate	Amount of
to be Registered	be Registered	Price Per Unit	Offering Price	Registration Fee
Common Stock
$.01 par value	650,000	$42.42(1)	$27,573,000	$3,245.34(1)

(1)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of Manpower Inc. common stock on July 15, 2005 on the New York Stock Exchange.

INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended.  The information in the Registration Statement on Form S-8 filed by Manpower Inc. (Registration No. 333-31021) pursuant to the Securities Act of 1933, as amended, on July 10, 1997, is incorporated by reference into this Registration Statement.

Exhibits

4.1	1990 Employee Stock Purchase Plan (incorporated by reference to the Manpower Inc. Proxy Statement on
Schedule 14A for the 2005 Annual Meeting of Shareholders held on April 26, 2005, filed on March 15, 2005)

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 19, 2005.

MANPOWER INC.

By:/s/ Jeffrey A. Joerres

Jeffrey A. Joerres

Chairman, President and

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Jeffrey A. Joerres

Chairman, President and Chief Executive

July 19, 2005

Jeffrey A. Joerres

Officer and a Director (Principal Executive Officer)

/s/ Michael J. Van Handel

Executive Vice President, Chief Financial Officer

July 19, 2005

Michael J. Van Handel

and Secretary (Principal Financial Officer

and Principal Accounting Officer)

Directors:

J. Thomas Bouchard, Rozanne L. Ridgway, Marc J. Bolland, Stephanie A. Burns, Jack M. Greenberg, Willie D. Davis, Terry A. Hueneke, Dennis Stevenson, John R. Walter and Edward J. Zore

By:

/s/ Michael J. Van Handel

July 19, 2005

Michael J. Van Handel

Attorney-In-Fact*

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

EXHIBIT INDEX

Exhibits

4.1	1990 Employee Stock Purchase Plan (incorporated by reference to the Manpower Inc. Proxy Statement on
Schedule 14A for the 2005 Annual Meeting of Shareholders held on April 26, 2005, filed on March 15, 2005)

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney